EXHIBIT 10.1


                                                                  EXECUTION COPY

                                    EXHIBIT A

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is dated as of August 31, 2005 (the "Effective Date"), by and between INTERLAND, INC., a Minnesota corporation, (the "Seller"), Peer 1 Acquisition Corporation, a Delaware corporation (the "Purchaser"), and SunTrust Bank, solely in its capacity as Escrow Agent as is set forth herein (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Asset Purchase Agreement (defined below).

                                 R E C I T A L S

     A. WHEREAS, concurrently with the execution of this Agreement, the Purchaser will acquire certain assets of the Seller pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 31, 2005 by and among the Seller and the Purchaser; and

     B. WHEREAS, Section 1.3(a)(ii) of the Asset Purchase Agreement requires that the Purchaser deposit with the Escrow Agent an amount equal to $2,800,000 (the "Escrow Fund"), to be held by Escrow Agent and distributed as provided in this Agreement.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser, the Seller and the Escrow Agent agree as follows:

     1. Appointment of Escrow Agent.

     (a) The Escrow Agent is hereby appointed escrow agent in accordance with the instructions set forth in this Agreement and hereby agrees to act as the Escrow Agent under this Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

     (b) Concurrently with the execution hereof, the Purchaser shall deposit with the Escrow Agent an amount equal to the Escrow Fund in cash to be held and distributed by Escrow Agent pursuant to the terms of this Agreement. The Escrow Agent hereby acknowledges receipt of the Escrow Fund.

     (c) The Escrow Agent shall not have any interest in the Escrow Fund, but shall serve as escrow holder only and have only custody thereof. The Escrow Fund shall be maintained separately by, and shall be under the exclusive dominion and control of the Escrow Agent. The Escrow Agent expressly waives any right to set off and appropriate any amounts in the Escrow Fund.



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

     2. Distribution of Escrow Fund.

     (a) General. The Escrow Fund shall be held by the Escrow Agent as a non-exclusive source of payment to the Purchaser for any amounts owed by the Seller to Purchaser Indemnified Persons pursuant to Section 7.1 of the Asset Purchase Agreement ("Section 7.1 Claim"). The Escrow Fund shall be the sole source of payment for any such amounts owed until such time as the entire Escrow Fund has been disbursed. Thereafter, claims may be made directly against the Seller to the extent permitted by Article 7 of the Asset Purchase Agreement.

     (b) Escrow Fund Payment Date. Within five (5) Business Days after the first
(1st) anniversary of the date hereof (the "Escrow Fund Payment Date"), the Escrow Agent shall release to the Seller, the balance of the Escrow Fund, less the aggregate amount of any claims to the Escrow Fund evidenced by pending Purchaser Notices (defined below), if any. Following the Escrow Fund Payment Date, within five (5) Business Days following Final Resolution (as defined below) of any pending Purchaser Notice, the Escrow Agent shall release to the Seller all amounts that are ultimately determined not to be payable to Purchaser on behalf of any Purchaser Indemnified Persons in respect of such pending Purchaser Notice.

     (c)  Claims/Disputes.   Notices  of  claims,   notices  of  disputes,   and
disbursements from the Escrow Fund shall be effected as follows:

          (i) Notice of Claim. If a Purchaser's Indemnified Person determines in good faith that it is entitled to all or a portion of the Escrow Fund as a result of one or more Section 7.1 Claims to which it is entitled to indemnification under Article 7 of the Asset Purchase Agreement, the Purchaser shall have the right to deliver with reasonable promptness a written notice to the Escrow Agent and the Seller (the "Purchaser Notice") stating that the Purchaser, on behalf of any Purchaser Indemnified Person is entitled to all, or such portion of, the Escrow Fund, as the case may be, setting forth the amount thereof and stating such claim with reasonable particularity and with a statement in reasonable detail of the factual basis therefor. Unless the Seller objects in writing to such disbursement as provided below, which objection is received by the Escrow Agent within the Objection Period (defined below), the Escrow Agent shall disburse to the Purchaser an amount equal to (A) if the Escrow Agent does not receive written objection within the Objection Period, the amount claimed in the Purchaser Notice, (B) if the Escrow Agent receives written objection to a portion of the amount claimed in the Purchaser Notice during the Objection Period, the amount that is undisputed in the Purchaser Notice and the amount determined when the dispute is resolved in the manner contemplated in Section 9(i) hereof or (C) if the Escrow Agent receives written objection to such disbursement during the Objection Period in full, then the amount determined when the dispute is resolved in the manner contemplated in Section 9(i) hereof.

          (ii) Notice of Dispute. If the Seller's written objection (the "Objection Notice") to the disbursement of any portion of the Escrow Fund is received by the Escrow Agent within fifteen (15) days from the Escrow Agent's receipt of the Purchaser Notice (the "Objection Period"), then there shall be no disbursement from the Escrow Fund with respect to disputed amounts until the Escrow Agent receives (i) either a final


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     nonappealable order of a court of competent jurisdiction directing delivery of the amount of the Escrow Fund in dispute or the written arbitration award rendered as provided in Section 9.9 of the Asset Purchase Agreement directing delivery of the amount of the Escrow Fund in dispute or (ii) written instructions jointly executed by the Seller and the Purchaser directing delivery of the amount of the Escrow Fund in dispute ("Final Resolution"), in which event the Escrow Agent shall deliver the amount of the Escrow Fund in dispute in accordance with such order or instructions. Any court order referred to in clause (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order or determination is final and nonappealable. The Escrow Agent shall rely conclusively and without inquiry and act on such court order and legal opinion without further questions and shall have no duty to determine whether any arbitration award or court order is authentic or conforms to the requirements of the Asset Purchase Agreement. The Objection Notice shall set forth in reasonable detail the amount disputed in the Purchaser Notice and the Seller's basis therefor.

     (d) Disbursement Notices. The Escrow Agent shall promptly notify the Seller and the Purchaser in writing of the occurrence and amount of each disbursement of the Escrow Fund ("Disbursement Notice").

     3. Administration of Escrow.

     (a) So long as the Escrow Fund is held in escrow, it shall be invested and reinvested by the Escrow Agent solely in Investments, pursuant to written instructions signed by the Purchaser and the Seller. None of the Escrow Agent, the Purchaser, or the Seller shall be liable or responsible for any loss resulting from any investment or reinvestment made pursuant to this Section 3. All investments of the Escrow Fund shall be held by, or registered in the name of, the Escrow Agent or its nominee.

     As used herein "Investments" means:

          (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof with any residual amount being invested in the Federal Treasury Obligations Money Market Fund;

          (ii) any publicly traded money market fund, such as the STI Classic U.S. Treasury Securities Money Market Fund; or

          (iii) certificates of deposit whether negotiable or nonnegotiable, issued by any bank, trust company or national banking association, including the Escrow Agent, provided that such certificates of deposit shall be fully insured by the Federal Deposit Insurance Corporation.

     Unless instructed otherwise in writing, the Escrow Agent shall invest all funds in the Escrow Fund in the STI Classic U.S. Treasury Securities Money Market Fund. Each of the Purchaser and Seller shall provide to the Escrow Agent a completed form W-9. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Escrow Fund or any income earned thereon.



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     (b) Maturities or unexpired terms of maturities of instruments in which the
Escrow Fund is invested shall not exceed sixty (60) days. The Escrow Agent is authorized to sell any such Investments as may be required to make any payment required to be made under this Agreement, and the Escrow Agent shall not be liable for any loss due to early redemption.

     (c) At the prior written request of either the Purchaser or the Seller at any time, the Escrow Agent shall deliver to the Purchaser and the Seller such information as shall be reasonably requested with respect to the Escrow Fund and any interest earned thereon or payments made therefrom.

     (d) Subject to Section 5 hereof, net profits resulting from, and interest and income produced by investments of, the Escrow Fund ("Earnings") shall be deemed a part of the Escrow Fund and reinvested by the Escrow Agent.

     4. Indemnity. The Purchaser and the Seller jointly and severally agree to indemnify and hold harmless the Escrow Agent and each of the Escrow Agent's officers, directors, agents and employees (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses and costs
(including attorneys' fees) of every nature whatsoever which any such Indemnified Party may incur arising directly or indirectly from this Agreement or arising directly or indirectly by virtue of the Escrow Agent's undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity in case of such Indemnified Party's gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent. Solely as between the Purchaser and the Seller, all amounts payable to the Escrow Agent pursuant to this Section 4 shall be apportioned equally between them.

     5. Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the schedule attached as Annex I, which compensation shall be offset against the Earnings, and any excess of such compensation over Earnings shall be paid one-half by the Purchaser and one-half by the Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement.

     6. The Escrow Agent.

     (a) The Escrow Agent shall not be bound in any way by, or be deemed to have knowledge of, or any duty under, the Asset Purchase Agreement or any other agreement between or among the parties hereto, other than this Agreement. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable with respect to any action taken by it, or any failure on its part to act, except to the extent that such actions constitute a breach of this Agreement, bad faith, fraud, gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent by any party to this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement, or to appear in, prosecute or defend in any such legal action or proceedings.



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     (b) The Escrow Agent makes no representations  and has no responsibility as to the validity, genuineness or sufficiency of any of the documents or instruments delivered to it hereunder. The Escrow Agent (i) shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof and (ii) may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice, receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may act in reliance upon the advice of counsel satisfactory to it in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such advice.

     (c) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to refrain from acting until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the amount of the Escrow Fund in dispute or (ii) written instructions jointly executed by the Seller and the Purchaser directing delivery of the amount of the Escrow Fund in dispute, in which event the Escrow Agent shall deliver the amount of the Escrow Fund in dispute in accordance with such order or instructions. Any court order referred to in clause (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order or determination is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further questions. In addition, in the event of any dispute or disagreement relating to this Agreement or concerning the duties of the Escrow Agent hereunder, the Escrow Agent shall have the right to deposit all property held under this Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon the Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

     7. Resignation; Removal.

     (a) The Escrow Agent may resign upon sixty (60) days advance written notice to the parties. Upon receipt of such notice of resignation from the Escrow
Agent, the Purchaser and the Seller shall use their commercially reasonable efforts jointly to appoint a successor escrow agent. The Escrow Agent shall deposit all of the Escrow Fund with the successor escrow agent appointed in writing by the Purchaser and the Seller. If a successor escrow agent is not appointed by the mutual agreement of the Purchaser and the Seller within the sixty (60) day period following such notice, the Escrow Agent may tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Fund and then shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement.

     (b) The Escrow Agent shall be entitled to its compensation earned prior to its resignation hereunder.



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     (c) The Purchaser  and the Seller may, at any time  substitute a new escrow agent by giving thirty (30) days joint written notice thereof to the existing Escrow Agent and paying all fees and expenses of such Escrow Agent incurred to the date of the substitution. Upon the effective date of the substitution of a successor escrow agent, the Escrow Agent shall promptly account for and deposit all of the Escrow Fund with such successor.

     8. Miscellaneous Provisions.

     (a) Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereof.

     (b) Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by the Purchaser, the Seller and the Escrow Agent. No attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by the waiving party. Unless specifically provided otherwise herein or agreed to by the Purchaser, the Seller and the Escrow Agent in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     (c) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that the Purchaser may assign without the consent of the Seller, but with not less than ten Business Days advance notice to the Seller and the Escrow Agent, its rights hereunder to any Affiliate of which the Purchaser owns at least 80% of the issued and outstanding equity thereof; in which event all references herein to the Purchaser shall be deemed references to such assignee, except that all representations and warranties made herein with respect to the Purchaser as of the date of this Agreement shall be deemed representations and warranties also to be made with respect to such assignee to the extent applicable as of the date of such designation. No such assignment shall relieve the Purchaser of any obligation hereunder. Any purported assignment in violation of this Agreement will be void ab initio. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of the Purchaser and any successors or assigns of the Seller. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement. In the event of any such proposed assignment, an amendment to this Agreement, in form and substance reasonably acceptable to the Escrow Agent, shall be executed and delivered in the event the Escrow Agent deems such an amendment to be necessary or desirable.

     (d)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be


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effective  and  binding  on all  parties  when all  parties  have  executed  and delivered a counterpart of this Agreement.

     (e) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                   If to the Purchaser, to:

                   Peer 1 Acquisition Corporation
                   c/o Peer 1 Network Enterprises, Inc.
                   Suite 1600
                   555 West Hastings Street
                   Vancouver, British Columbia
                   Canada V6B 4NS
                   Attention:  Chief Executive Officer
                   Telephone:  (604) 683-7747
                   Telecopier:  (604) 683-4634

                            with a copy to:

                   Gardner Carton & Douglas LLP
                   191 N. Wacker Drive
                   Suite 3700
                   Chicago, IL 60606
                   Attention:  Jesse H. Ruiz
                   Telephone:  (312) 569-1135
                   Telecopier:  (312) 569-3135

                   If to the Seller, to:

                   Interland, Inc.
                   303 Peachtree Center Avenue
                   Suite 500
                   Atlanta, GA  30303
                   Attention:  Chief Executive Officer, and with a copy to
                               General Counsel
                   Telephone: (404) 260-2536
                   Telecopier: (404) 260-2760



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                   with a copy to:

                   Arnall Golden Gregory, LLP
                   171 17th Street, N.W.
                   Suite 2100
                   Atlanta, GA  30363
                   Attention:  Jonathan Golden
                   Telephone:  (404) 873-8700
                   Telecopier:  (404) 873-8701

                   If to the Escrow Agent, to:

                   SunTrust Bank
                   Corporate Trust Department
                   25 Park Place, 24th Floor
                   Atlanta, Georgia  30303-2900
                   Attention:  Olga G. Warren
                   Facsimile:  404-588-7335
                   Telephone:  404-588-7262

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon acknowledgement of receipt by the recipient by other than automatic means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     (f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than the Purchaser and the Seller any rights or remedies hereunder.

     (g) Construction. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The section headings as herein used are for convenience only and shall not be deemed to vary the content of this Agreement or limit the scope of any provision hereof. Unless otherwise specified, a reference herein to a schedule, an annex or an exhibit refers to a schedule, annex or exhibit hereof.



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

     (h) Choice of Law. This Agreement and all documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     (i) Dispute Resolution. Solely as between Purchaser and Seller, all disputes, controversies or claims arising out of or relating to distribution of the Escrow Fund shall be resolved pursuant to Section 9.9 of the Asset Purchase Agreement.

     (j) Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     9. Termination. This Agreement may only be terminated by written consent signed by all parties or upon the earliest to occur of: (a) disbursement or release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement, or (b) a Final Resolution with respect to the entire Escrow Fund.

     IN WITNESS WHEREOF, the Seller, the Purchaser, and the Escrow Agent have executed and delivered this Agreement as of the date first written above.

                                         SELLER:

                                         INTERLAND, INC.


                                         By: /s/ Allen L. Shulman
                                            ------------------------------------
                                             Allen L. Shulman
                                             Its:  President

                                         Federal Tax ID Number: 41-1404301

                                         PURCHASER:

                                         PEER 1 ACQUISITION CORPORATION


                                         By: /s/ C.G. Hampson
                                            ------------------------------------

                                         Its: President
                                            ------------------------------------

                                         Federal Tax ID Number: ________________




                               (Escrow Agreement)

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

                                         ESCROW AGENT:

                                         SUNTRUST BANK


                                         By: /s/ Olga G. Warren
                                             -----------------------------------
                                                  Olga G. Warren

                                         Its: First Vice President
                                             -----------------------------------







                               (Escrow Agreement)



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




                                     ANNEX I

                            ESCROW AGENT FEE SCHEDULE


The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and, if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above is acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust's cash sweep account, STI Classic U.S. Treasury Securities Money Market Fund.



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